Exhibit 99.1
FOR FURTHER INFORMATION:
AT FIRST MERCURY FINANCIAL CORPORATION:
Edward A. LaFramboise
Vice President — Finance
(248) 213-0406
elaframboise@firstmercury.com
FOR IMMEDIATE RELEASE
WEDNESDAY, FEBRUARY 18, 2009
FIRST MERCURY FINANCIAL CORPORATION ANNOUNCES
FOURTH QUARTER AND YEAR END 2008 FINANCIAL RESULTS
SOUTHFIELD, MI — February 18, 2009 — First Mercury Financial Corporation (NYSE: FMR) (“First Mercury” or the “Company”) today announced results for the fourth quarter and year ended December 31, 2008.
Highlights for the fourth quarter 2008 include:
•	Premiums produced growth of 23.5 percent
•	Net income of $2.4 million, or $0.13 per diluted share
•	Operating net income of $7.9 million, or $0.43 per diluted share
•	Net investment income growth of 25.7 percent
•	Combined ratio of 87.8 percent
•	Book value per share of $14.67, an increase of 15.0 percent from December 31, 2007
•	Repurchase of 474,042 shares of common stock for $5.3 million at an average cost of $11.25 per share
Highlights for the year ended December 31, 2008 include:
•	Premiums produced growth of 16.4 percent
•	Net income of $40.8 million, or $2.19 per diluted share
•	Operating net income of $31.4 million, or $1.68 per diluted share
•	Net investment income growth of 32.8 percent
•	Combined ratio of 83.7 percent
•	Repurchase of 698,577 shares of common stock for $8.6 million at an average cost of $12.25 per share
•	Successful completion of the sale of American Risk Pooling Consultants, Inc. (“ARPCO”) for a gain, net of taxes, of $20.9 million, or $1.12 per diluted share

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“We are pleased with our 15.0 percent growth in book value per share from December 31, 2007 amidst the unprecedented turmoil in the global financial markets and an economic downturn,” said Richard H. Smith, chairman and chief executive officer. “We enhanced the strength of our balance sheet through solid underwriting results as evidenced by our full year 2008 combined ratio of 83.7 percent, conservative investment strategies, and opportunistic capital management. Additionally, we are pleased with our growth in premiums produced, especially the contributions from all of our underwriting platforms,” added Smith.
Net income for the fourth quarter of 2008 was $2.4 million compared to $10.2 million for the same period of 2007. Net income for the year ended December 31, 2008 was $40.8 million compared to $41.7 million for the same period of 2007. Operating net income for the fourth quarter of 2008 was $7.9 million compared to $10.2 million for the same period of 2007. Operating net income for the year ended December 31, 2008 was $31.4 million compared to $37.6 million for the same period of 2007.
For the three months ended December 31, 2008, premiums produced were $83.2 million, a 23.5 percent increase from premiums produced during the same period in 2007. For the year ended December 31, 2008, premiums produced were $321.3 million, a 16.4 percent increase from premiums produced during the same period in 2007. Premiums produced consists of all of the premiums underwritten by the Company’s underwriting platforms including CoverX®, First Mercury’s licensed wholesale insurance broker, for which the Company takes underwriting risk.
For the three months ended December 31, 2008, gross written premiums were $83.2 million, a 23.5 percent increase from the gross written premiums during the same period in 2007. For the year ended December 31, 2008, gross written premiums were $321.3 million, an 18.3 percent increase from the gross written premiums during the same period in 2007.
Net investment income earned during the three months ended December 31, 2008 was $6.0 million, up 25.7 percent from the same period of 2007. Net investment income earned during the year ended December 31, 2008 was $21.6 million, up 32.8 percent from the same period of 2007.
Net realized losses on investments during the three months ended December 31, 2008 were $8.3 million compared to net realized losses on investments of $0.5 million during the same period of 2007. Net realized losses on investments during the year ended December 31, 2008 were $20.7 million compared to net realized gains on investments of $0.6 million during the same period of 2007. The net realized losses for the three months ended December 31, 2008 included mark-to-market adjustments of $7.0 million on the Company’s convertible securities portfolio and high yield convertible fund, and $0.4 million of other-than-temporary impairments. The net realized losses for the year ended December 31, 2008 included mark-to-market adjustments of $14.6 million on the Company’s convertible securities portfolio and high yield convertible fund, and $4.1 million of other-than-temporary impairments.

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Total operating revenues for the three months ended December 31, 2008 increased 33.5 percent to $57.3 million compared to $42.9 million for the same period of 2007. Total operating revenues for the year ended December 31, 2008 increased 12.7 percent to $215.7 million compared to $191.4 million for the same period of 2007.
The combined ratio for the three months ended December 31, 2008 was 87.8 percent compared to 69.1 percent for the same period of 2007. The combined ratio for the three months ended December 31, 2008 includes a loss ratio of 57.1 percent and an expense ratio of 30.7 percent. These compare to a loss ratio of 52.5 percent and an expense ratio of 16.6 percent for the comparable period in 2007. The combined ratio for the year ended December 31, 2008 was 83.7 percent compared to 72.5 percent for the same period of 2007. The combined ratio for the year ended December 31, 2008 includes a loss ratio of 55.7 percent and an expense ratio of 28.0 percent. These compare to a loss ratio of 52.1 percent and an expense ratio of 20.4 percent for the comparable period in 2007. The anticipated increase in the expense ratio for the three months and year ended December 31, 2008 was primarily due to the impact of purchasing less quota share reinsurance, less profit sharing commissions, and the investment in underwriting assets.
The Company recorded net losses from Hurricane Ike of $2.9 million and $0.4 million of reinstatement premium expense during the year ended December 31, 2008. There were no changes to the Company’s estimated net losses from Hurricane Ike during the three months ended December 31, 2008. For the three months ended December 31, 2008, there was no net development of prior years’ loss and loss adjustment expense reserves. For the year ended December 31, 2008, there was $4.8 million of favorable development of prior years’ loss and loss adjustment expense reserves. For the three months and year ended December 31, 2007, there was $1.4 million of unfavorable development and $0.8 million of favorable development of prior years’ loss and loss adjustment expense reserves, respectively.
During the year ended December 31, 2008, the Company repurchased 698,577 shares of common stock for $8.6 million at an average cost of $12.25 per share. As of December 31, 2008, the Company has 801,423 shares of remaining capacity under the 1.5 million share repurchase program which expires on August 18, 2009.
Smith concluded, “Our solid underwriting results combined with our continued strong capital position allowed us to deliver a 47.0 percent increase in book value per share since December 31, 2006, our first quarter end as a public company. We believe this demonstrates our commitment to generating underwriting profits while prudently executing on our growth strategy. We look forward to discussing our expectations for 2009 on tomorrow’s call.”

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Conference Call Details
The Company will host a conference call on February 19, 2009 at 11:00 a.m. Eastern Time to discuss year end and fourth quarter results. The call can be accessed live by dialing 800-811-7286 or by visiting the Company’s website at www.firstmercury.com.
Investors may access a replay by dialing 888-203-1112, passcode 1684244, which will be available through February 26, 2009. The webcast replay will also be archived in the “Investor Relations” section of the Company’s website.
About First Mercury Financial Corporation
First Mercury Financial Corporation markets and underwrites specialty commercial insurance products, focusing on niche and underserved segments where the Company has underwriting expertise and other competitive advantages. During the Company’s 35 years of underwriting risks, First Mercury has established CoverX® as a recognized brand among insurance agents and brokers. As primarily an excess and surplus (E&S) lines underwriter, First Mercury has developed the underwriting expertise and cost-efficient infrastructure which has enabled it to effectively underwrite such risks.
Non-GAAP Financial Measures
Operating net income and operating net income per share are non-GAAP financial measures, and management believes that investors’ understanding of core operating performance is enhanced by First Mercury’s disclosure of these financial measures. Operating net income consists of net income adjusted to exclude the impact of net realized gains (losses) on investments, the change in fair value of derivative instruments, income from discontinued operations, and taxes related to these adjustments. Definitions of these items may not be comparable to the definitions used by other companies. Net income and net income per share are the GAAP financial measures that are most directly comparable to operating net income and operating net income per share.
Safe Harbor Statement
This release contains forward-looking statements that relate to future periods and includes statements regarding our anticipated performance. Generally, the words “anticipates,” “believes,” “expects,” “intends,” “estimates,” “projects,” “plans” and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: recent and future events and circumstances impacting financial, stock, and capital markets, and the responses to such events by governments and the financial communities; the impact of catastrophic events and the occurrence of significant severe weather conditions on our operating results; our ability to maintain or the lowering or loss of one of our financial or claims-paying ratings; our actual incurred losses exceeding our loss and loss adjustment expense reserves; the failure of reinsurers to meet their obligations; our inability to obtain

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reinsurance coverage at reasonable prices; the failure of any loss limitations or exclusions or changes in claims or coverage; our lack of long-term operating history in certain specialty classes of insurance; our ability to acquire and retain additional underwriting expertise and capacity; the concentration of our insurance business in relatively few specialty classes; the increasingly competitive property and casualty marketplace; fluctuations and uncertainty within the excess and surplus lines insurance industry; the extensive regulations to which our business is subject and our failure to comply with these regulations; our ability to maintain our risk-based capital at levels required by regulatory authorities; our inability to realize our investment objectives; an economic downturn or other economic conditions adversely affecting our financial position; and the risks identified in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ.
For more information on the Company, please visit the Company’s website at www.firstmercury.com
Financial Tables Follow...

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First Mercury Financial Corporation
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(Dollars in thousands, except share and per share data)
Operating Revenue
Net earned premiums	$54,522	$39,484	$193,744	$169,139
Commissions and fees	5,093	(800)	20,989	5,343
Net investment income	5,997	4,772	21,633	16,295
Net realized gains (losses) on investments	(8,271)	(515)	(20,687)	602

Total Operating Revenues	57,341	42,941	215,679	191,379

Operating Expenses
Losses and loss adjustment expenses, net	31,127	20,745	107,840	88,073
Amortization of deferred acquisition expenses	13,057	6,840	41,164	30,706
Underwriting, agency and other expenses	7,756	(820)	34,355	10,328
Amortization of intangible assets	572	167	2,038	667

Total Operating Expenses	52,512	26,932	185,397	129,774

Operating Income	4,829	16,009	30,282	61,605
Interest Expense	1,440	1,431	5,820	4,453
Change in Fair Value of Derivative Instruments	202	284	312	559

Income from Continuing Operations Before Income Taxes	3,187	14,294	24,150	56,593
Income Taxes	823	4,570	6,414	18,922

Income from Continuing Operations	2,364	9,724	17,736	37,671
Income from Discontinued Operations, Net of Income Taxes	—	490	23,105	4,060

Net Income	$2,364	$10,214	$40,841	$41,731

Basic Net Income Per Share:
Income from Continuing Operations	$0.13	$0.54	$0.98	$2.13
Income from Discontinued Operations	—	0.03	1.27	0.23

Total	$0.13	$0.57	$2.25	$2.36

Diluted Net Income Per Share:
Income from Continuing Operations	$0.13	$0.51	$0.95	$2.03
Income from Discontinued Operations	—	0.03	1.24	0.22

Total	$0.13	$0.54	$2.19	$2.25

Weighted Average Shares Outstanding:
Basic	17,944,321	18,032,959	18,129,386	17,710,080

Diluted	18,357,259	18,882,596	18,674,689	18,551,362

GAAP Underwriting Ratios:
Loss ratio	57.1%	52.5%	55.7%	52.1%
Expense ratio	30.7%	16.6%	28.0%	20.4%

Combined ratio	87.8%	69.1%	83.7%	72.5%

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First Mercury Financial Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31,	December 31,
	2008	2007
	(Unaudited)
	(Dollars in thousands,
	except share and per share data)

ASSETS

Investments
Debt securities	$495,799	$402,418
Equity securities and other	15,089	4,529
Short-term	32,142	52,341

Total Investments	543,030	459,288
Cash and cash equivalents	31,833	18,432
Premiums and reinsurance balances receivable	56,398	38,278
Accrued investment income	5,400	4,481
Accrued profit sharing commissions	11,315	14,220
Reinsurance recoverable on paid and unpaid losses	135,617	96,995
Prepaid reinsurance premiums	48,921	52,718
Deferred acquisition costs	27,369	14,257
Intangible assets, net of accumulated amortization	39,351	36,651
Goodwill	25,483	—
Deferred federal income taxes	2,161	—
Other assets	16,775	11,964

Total Assets	$943,653	$747,284

LIABILITIES AND STOCKHOLDERS’ EQUITY

Loss and loss adjustment expense reserves	$372,721	$272,365
Unearned premium reserves	147,849	123,469
Long-term debt	67,013	67,013
Funds held under reinsurance treaties	49,419	35,799
Premiums payable to insurance companies	27,831	2,163
Reinsurance payable on paid losses	1,167	3,958
Deferred federal income taxes	—	217
Accounts payable, accrued expenses, and other liabilities	16,016	12,920

Total Liabilities	682,016	517,904

Stockholders’ Equity
Common stock, $0.01 par value; authorized 100,000,000 shares; issued and outstanding 17,836,337 and 17,972,353 shares	178	180
Paid-in-capital	161,957	165,836
Accumulated other comprehensive income (loss)	(3,027)	1,177
Retained earnings	103,028	62,187
Treasury stock; 33,600 and 0 shares	(499)	—

Total Stockholders’ Equity	261,637	229,380

Total Liabilities and Stockholders’ Equity	$943,653	$747,284

Book Value Per Share	$14.67	$12.76

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First Mercury Financial Corporation
Summary Financial Data

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(Dollars in thousands)		(Dollars in thousands)
Premiums Produced:
Security	$16,788	$16,653	$66,652	$66,687
Specialty	31,041	32,642	142,041	155,847
Contract Underwriting	16,680	16,685	63,763	52,170
FM Emerald	16,874	1,329	42,142	1,329
AUIC	1,772	—	6,667	—

Premiums produced	$83,155	$67,309	$321,265	$276,033

Gross Written Premiums:
Security	$16,788	$16,602	$66,652	$66,672
Specialty	31,041	32,208	142,041	155,829
Contract Underwriting	16,682	17,170	63,774	47,671
FM Emerald	16,874	1,329	42,142	1,329
AUIC	1,772	—	6,667	—

Gross written premiums	$83,157	$67,309	$321,276	$271,501

Net Written Premiums:
Security	$11,902	$10,754	$47,887	$38,944
Specialty	23,135	21,813	105,467	93,431
Contract Underwriting	15,601	8,734	42,877	22,941
FM Emerald	7,250	256	17,053	256
AUIC	1,772	—	6,667	—

Net written premiums	$59,660	$41,557	$219,951	$155,572

Commissions and Fees:
Insurance underwriting commissions and fees	$(818)	$(800)	$1,318	$5,343
Insurance services commissions and fees	5,911	—	19,671	—

Total commissions and fees	$5,093	$(800)	$20,989	$5,343

Cash and Cash Equivalents:
Net cash provided by operating activities — continuing operations	$29,071	$16,589	$120,783	$121,924
Net cash provided by operating activities — discontinued operations	—	953	1,928	4,808
Net cash used in investing activities — continuing operations	(14,828)	(28,875)	(143,013)	(155,026)
Net cash provided by investing activities — discontinued operations	—	—	41,830	—
Net cash provided by (used in) financing activities	(5,005)	(477)	(8,128)	32,391

Net increase (decrease) in cash and cash equivalents	$9,238	$(11,810)	$13,400	$4,097

Operating Net Income: (1)
Net Income	$2,364	$10,214	$40,841	$41,731
Adjust for Net realized gains and losses on investments, net of tax	5,376	335	13,447	(391)
Adjust for Change in fair value of derivative instruments, net of tax	131	185	203	363
Adjust for Discontinued operations, net of tax	—	(490)	(23,105)	(4,060)

Operating net income	$7,871	$10,244	$31,386	$37,643

Operating Net Income Per Share: (1)
Diluted	$0.43	$0.54	$1.68	$2.03

FOOTNOTES

(1)	See discussion of use of non-GAAP financial measures above.
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